UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 15, 2011

CURRY GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001478725	46-0524121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bachstrasse 1, CH-9606 Butschwil, Switzerland

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  41 76 492 8779

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 15, 2011, Chris Pollmann resigned from his position of VP and Director of Curry Gold Corp. (“Curry Gold”). The resignation of Mr. Pollmann was for personal reasons. There was no disagreement between Mr. Pollmann and Curry Gold regarding any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2011	CURRY GOLD CORP.

	By:	/s/ SOENKE TIMM
SOENKE TIMM
Chief Executive Officer

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